Exhibit 10.5. Lease Agreement

                                 LEASE AGREEMENT

             BETWEEN: COMMERCIAL REALTY & RESOURCES CORP. (LANDLORD)

                                       AND

                        ALGOS PHARMACEUTICAL CORPORATION

                                    (TENANT)

                       RE: MONMOUTH SHORES CORPORATE PARK
                                 CAMPUS PARKWAY
                               BLOCK #930, LOT #52
                             WALL, NEW JERSEY 07719
                              DATED: MARCH 13, 1997

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

                    COMMERCIAL REALTY & RESOURCES CORPORATION
            (LANDLORD) AND ALGOS PHARMACEUTICAL CORPORATION (TENANT)
                                      INDEX

ARTICLE                                                                                      PAGE
ARTICLE  1.  LEASED PREMISES AND TERM_________________________________________________________3

ARTICLE  2.  FIXED RENT_______________________________________________________________________4

ARTICLE  3.  ADDITIONAL RENT, PAYMENT OF TAXES, ASSESSMENTS, UTILITY CHARGES__________________5

ARTICLE  4.  RENEWAL OPTION___________________________________________________________________6

ARTICLE  5.  OPTION TO PURCHASE_______________________________________________________________6

ARTICLE  6.  CONSTRUCTION_____________________________________________________________________7

ARTICLE  7.  USE, MAINTENANCE, ALTERATIONS, REPAIRS___________________________________________9

ARTICLE  8.  MECHANIC'S LIEN_________________________________________________________________10

ARTICLE  9.  INDEMNIFICATION OF LANDLORD; MUTUAL WAIVER OF SUBROGATION_______________________11

ARTICLE 10.  INSURANCE REQUIREMENTS__________________________________________________________11

ARTICLE 11.  DAMAGE OR DESTRUCTION___________________________________________________________12

ARTICLE 12.  CONDEMNATION____________________________________________________________________13

ARTICLE 13.  ASSIGNMENT, BANKRUPTCY, & SUBLETTING____________________________________________13

ARTICLE 14.  DEFAULT PROVISIONS______________________________________________________________14

ARTICLE 15.  LANDLORD'S REMEDIES_____________________________________________________________15

ARTICLE 16.  LANDLORD'S RIGHT TO PERFORM - CUMULATIVE REMEDIES - WAIVERS - ATTORNEY'S FEES___16

ARTICLE 17.  QUIET ENJOYMENT  TRANSFER OF LANDLORD'S INTEREST________________________________16

ARTICLE 18.  LANDLORD'S RIGHT TO SHOW PREMISES; EXPIRATION OF LEASE__________________________17

ARTICLE 19.  SUBORDINATION; NON-DISTURBANCE__________________________________________________17

ARTICLE 20.  ESTOPPEL CERTIFICATE____________________________________________________________18

ARTICLE 21.  SHORT FORM LEASE________________________________________________________________18

ARTICLE 22.  LATE CHARGE_____________________________________________________________________18

ARTICLE 23.  ADVANCE RENT; SECURITY DEPOSIT__________________________________________________19

ARTICLE 24.  BROKERAGE COMMISSION____________________________________________________________19

ARTICLE 25.  LIMITATION ON LANDLORD'S LIABILITY______________________________________________19

ARTICLE 26.  SUCCESSORS AND ASSIGNS__________________________________________________________20

ARTICLE 27.  NOTICES_________________________________________________________________________20

ARTICLE 28.  GOVERNING LAW___________________________________________________________________20

ARTICLE 29.  MODIFICATION____________________________________________________________________20

ARTICLE 30.  NO WAIVER_______________________________________________________________________20

ARTICLE 31.  CAPTIONS________________________________________________________________________20

ARTICLE 32.  SIGNS___________________________________________________________________________20

ARTICLE 33.  PRONOUNS________________________________________________________________________21

ARTICLE 34.  ACCESS TO PREMISES______________________________________________________________21

ARTICLE 35.  COUNTERPARTS____________________________________________________________________21

ARTICLE 36.  ISRA COMPLIANCE_________________________________________________________________21

ARTICLE 37.  LATE CHARGE_____________________________________________________________________24

ARTICLE 38.  AIR AND LIGHT___________________________________________________________________24

ARTICLE 39.  NOTICE OF FIRE AND ACCIDENTS____________________________________________________24

ARTICLE 40.  EASEMENTS FOR UTILITIES_________________________________________________________24

ARTICLE 41.  CONSENTS AND APPROVALS__________________________________________________________24

ARTICLE 42.  END OF TERM HOLDOVER____________________________________________________________25

ARTICLE 43.  ENTIRE UNDERSTANDING____________________________________________________________25

ARTICLE 44.  EXHIBITS________________________________________________________________________25

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT


        This Lease entered into this 27th day of March, 1997, between Commercial Realty & Resources Corp. organized and existing under the laws of the State of New Jersey having its principle place of business at 1345 Campus Parkway, Township of Wall County of Monmouth, State of New Jersey, referred to hereinafter as "Landlord," and Algos Pharmaceutical Corporation, a Delaware Corporation, having its principal office at 4900 Route 33, Township of Wall, County of Monmouth, State of New Jersey 07753 referred to hereinafter as "Tenant."

WITNESSETH:

                       ARTICLE 1. LEASED PREMISES AND TERM

        SECTION 1.1.a. In consideration of the rents and additional rents hereinafter reserved and all of the provisions, agreements, covenants, and conditions hereinafter contained, Landlord leases to Tenant, and Tenant hires from Landlord, all those lands and improvements as more particularly described on Exhibit A dated December 27, 1996 annexed hereto and made a part hereof together with all building and improvements (herein located and to be located thereon and referred to as "Improvements") and made a part hereof, which together constitute the premises (Premises) situate, lying and being in the Township of Wall, County of Monmouth, State of New Jersey.

        SECTION 1.1.b. This is a "build to suit" Lease. Landlord has agreed to construct the "Improvements" substantially in accordance with the preliminary cursory specifications (hereinafter referred to as Preliminary Cursory Specifications) prepared by Commercial Realty and Resources Corp. attached hereto and made a part hereof as Exhibit B. As soon as is practicable, Landlord shall cause The Hillier Group, (hereinafter referred to as Architect) and Langan Engineering & Environmental Services, Inc. (hereinafter referred to as the Site Engineer) to prepare final plans and specifications (hereinafter referred to as Final Plans including such changes as set forth in Section 6.1 of this Lease) that substantially develop and carry out the concept of the Preliminary Plans. The Final Plans shall be subject to the Tenant's approval, which shall not be unreasonably withheld if they are consistent with and substantially develop the concept of the Preliminary Plans. If not disapproved within twenty (20) days after receipt by Tenant, they shall be deemed to be approved. The Improvements shall be constructed by Landlord in accordance with the Final Plans and specifications to be annexed hereto as Exhibit C, and made a part hereof.

        SECTION 1.2.a. The term of this Lease ("Term") shall be for a period of ten (10) years, commencing upon the date Landlord receives and Tenant accepts (which acceptance shall not be unreasonably withheld) a Temporary Certificate of Occupancy ("Commencement Date"). Landlord and Tenant agree that Tenant shall not have to accept a Temporary Certificate of Occupancy if the plumbing, electric, and HVAC systems are not in working order, or if the ceilings, doors and hardware are not installed, of if the walls are not painted. In no event shall the Commencement Date be later than the issuance of an unconditional Certificate of Occupancy. The Term will expire on the date which is the tenth (10th) anniversary of the last day of the calendar month in the lease year ("Expiration Date").

        SECTION 1.2.b. Either party shall, within ten (10) days following request of the other, execute a written document, in recordable form, stating the Commencement Date and Expiration Date of the Term of this Lease.

        SECTION 1.2.c.  The Leased Premises are subject to:

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT


        (i) the existing state of the title;

        (ii) any state of facts which an accurate survey or physical inspection would disclose;

        (iii) all zoning regulations, restrictions, rules and ordinances in effect now or adopted later by any governmental authority having jurisdiction; and

        (iv) any utility, sewer or drainage easements or agreements and the installations made pursuant to those agreements existing now or granted or installed later. Landlord represents that the proposed use is permitted by the Land Use Ordinance of Wall Township.

        SECTION 1.3. Landlord's obligations under this Lease are contingent upon Landlord receiving all necessary governmental approvals for construction of the building on the Leased Premises and agreements from utility companies that will provide service to the Leased Premises, including, but not limited to, site plan approval, soil conservation district approval, county site plan approval, wetlands and any other necessary approvals issued by the New Jersey Department of Environmental Protection, sewer permits, electrical service, gas service and applicable building permits, no later than October 1, 1997. Landlord represents, warrants and covenants that Landlord shall use due diligence to attempt to obtain such approvals. In the event such approvals are not obtained by October 1, 1997, then either party, upon written notice to the other shall have the right to cancel this Lease, whereupon neither party shall have any further liability to the other. Unless the parties agree otherwise in writing, this right to cancel must be exercised by November 1, 1997, or the contingency shall be deemed to have been waived.

                              ARTICLE 2. FIXED RENT

        SECTION 2.1. The fixed rent for the Term is Two Million Eight Hundred Ninety Six Thousand Eight Hundred and Sixty Dollars ($2,896,860.00) which the Tenant agrees to pay to the Landlord as follows:

            Months 1 through 60               $22,385.00 monthly
           Months 61 through 120              $25,896.00 monthly

in advance without demand setoff, counterclaim or abatement of any nature whatsoever, except as expressly stated herein, on the first day of each calendar month during the ten (10) year period. Payment shall be made at the office of the Landlord or at any other place or to any other person designated by the Landlord. Base rent shall be prorated for a fraction of a month, if any, based on the number of days within the fractional month.

        SECTION 2.2. The Fixed Rent set forth in this Lease has been determined based upon an approximate square footage of the current improvements located and to be located on the Premises, of twenty one thousand sixty-eight (21,068) square feet, plus or minus measured from the exterior face of wall to the exterior face of wall. The parties agree that the final plans and specifications shall be determinative of the actual square footage of the improvements, and the Fixed Rent or Additional Rent (as hereinafter defined) shall be based on such final plans and specifications, utilizing the formula of $12.75 per square foot multiplied by the square footage of such final plans and specifications during months 1 through and including month 60 and $14.75 per square foot multiplied by the square footage of such final plans and specifications during months 61 through and including month 120. The only other adjustments to the Rent payable hereunder, whether Fixed or Additional, are those adjustments specifically set forth in this Lease.

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        SECTION 2.3. All rents are payable by Tenant directly to Landlord, and shall be paid to Landlord at the following address or such address as Landlord shall designate by notice to Tenant:

        1345 Campus Parkway
        Post Office Box 1468
        Wall, NJ  07719

        SECTION 2.4. This is a "triple net" Lease. The rent reserved hereunder shall be paid to Landlord without any claim on the part of Tenant for diminution or abatement. Tenant's obligation to pay rent hereunder, and to perform the covenants and agreements required to be performed by it hereunder, shall in no way be affected, impaired or excused in any respect because Landlord is unable, for any reason whatsoever, to fulfill any of its obligations hereunder, or because Tenant's use and occupancy of the Premises shall be disturbed or prevented for any reason whatsoever, excepting only Landlord's acts, or as otherwise specifically provided in this Lease.

        SECTION 2.5. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the rent reserved hereunder, and said additional amount payable is not designated as Additional Rent, said amount shall nevertheless, at the option of the Landlord, if not paid when due, be deemed Additional Rent, and collectible as such with any installment of rent thereafter falling due hereunder. Nothing contained in this subparagraph shall be deemed to suspend or delay the obligation of Tenant to pay rent and all other sums as an when due hereunder, nor otherwise to limit or circumscribe any other remedy of Landlord.

   ARTICLE 3. ADDITIONAL RENT, PAYMENT OF TAXES, ASSESSMENTS, UTILITY CHARGES

        SECTION 3.1. Tenant shall pay and discharge as Additional Rent, all real estate taxes, assessments and water meter, water and sewer charges (including any expenses incident to the installation, repair and replacement of any water meter), and all other charges and payments of every kind and nature whatsoever, whether or not now within the contemplation of the parties, imposed by any governmental or public authority as shall, during the Term, be imposed or become a lien upon all or any portion of the Leased Premises, and any and all assessments and other charges imposed upon the Premises in lieu of or in addition to the foregoing, under or by virtue of any present of future laws or regulations of any governmental or lawful authority whatsoever. Nothing contained herein shall be construed so as to require Tenant to pay or be liable for any gift, inheritance, estate, franchise, income, profits, capital or similar tax, or any tax in lieu of any of the foregoing, imposed upon Landlord the successors or assigns of Landlord, unless such tax shall be imposed or levied upon, or with respect to, rents payable to Landlord hereunder in lieu of real estate taxes upon the premises.

        SECTION 3.2. Tenant shall pay and discharge, as Additional Rent, all charges for gas, electricity, water and all other public and private utility services or services furnished to or for the benefit of the Leased Premises during the Term. Tenant shall also pay and discharge as Additional Rent, his proportionate share of common expenses incurred in the ordinary course of business associated with the maintenance and upkeep of the common areas of Monmouth Shores Corporate Park, including, but not limited to costs for street lighting and maintaining the park entrances. Tenant's proportionate percentage is Eight Point Four Four Six Percent (8.446%). Said proportionate percentage was computed by determining Tenant's Leased Acreage to the total leaseable Acreage in Monmouth Shores Corporate Park (10.98/130 acres) subject to a final survey and deed description.

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

Landlord represents that the total combined percentage shares of all tenants of the Monmouth Shores Corporate Park shall be 100%.

        SECTION 3.3. Tenant shall also pay and discharge, as Additional Rent, all taxes and assessments which shall or may, during the Term, be imposed or become a lien upon the personal property the Tenant employed in the operation of the Leased Premises or in connection with Tenant's conduct of business on the Leased Premises.

        SECTION 3.4. Tenant shall be deemed to have complied with the covenants of this Article if payment of any such taxes, assessments or other charges is made by Tenant within the period within which payment is permitted without penalty of interest and if, upon Landlord's request, Tenant delivers to Landlord receipted bills or other acceptable proof of timely payment. Nothing contained herein shall be construed so as to require Tenant to pay or be liable for any gift, inheritance, estate, franchise, income, profits, capital, or similar tax, or any tax in lieu of any of the foregoing, imposed upon Landlord the successors or assigns of Landlord, unless such tax shall be imposed or levied upon, or with respect to, rents payable to Landlord hereunder in lieu of real estate taxes upon the Leased Premises.

        SECTION 3.5. Tenant may, in good faith, and at its sole expense, contest by appropriate proceeding any such taxes, assessments, water meter or other similar charges with respect to the Leased Premises, provided Tenant shall deposit with Landlord a sum of money which shall be equal to seventy-five percent (75%) of the amount of the items so contested, and also from time to time, on demand of Landlord, such additional sums as may reasonably be required to cover interest or penalties accrued or to accrue on any such item or items. Landlord, may, upon reasonable notice to Tenant, if it in its sole and unreviewable discretion deems it necessary, pay such contested item or items out of any sum deposited by Tenant with Landlord. At Landlord's option, and where such procedure is provided for by law, Tenant may pay such items under protest or make proper deposit in court. When any such contested items shall have been paid or canceled, any sums so deposited to cover them, and not applied by Landlord as aforesaid, shall be repaid to Tenant. Any agreements required to enable Tenant to effect the foregoing shall be executed and delivered by Landlord on reasonable demand.

        SECTION 3.6. Additional Rent for items such as (but not limited to) taxes, water, sewer, Monmouth Shores Corporate Park common charges, etc., shall be billed monthly on an actual consumption basis and adjusted annually thereafter to reflect the actual cost incurred to operate the Leased Premises.

                            ARTICLE 4. RENEWAL OPTION

        SECTION 4.1. Tenant shall have the option, provided it is not in default, to extend this Lease for one (1) successive additional term of five (5) years, upon the same terms and conditions as provided in this Lease except that the annual rent during said extension period shall be the percentage increase between the average of the twelve monthly price indices of the Consumer Price Index for New York and Northeastern New Jersey for all Urban Consumers (CPI-U) published by the Bureau of Labor Statistics, United States Department of Labor for the first full year of the lease term and the average of the twelve monthly price indices for the tenth full year of the lease term multiplied by the annual fixed Rent as set for in Article 2. If the Consumer Price Index for New York and Northeastern New Jersey for all Urban Consumers (CPI-U) published by the Bureau of Labor Statistics, United States Department of Labor is not published, a successor or substitute index will be used. However, in no event shall the annual increase be less than two and one half percent (2-1/2%) Rent shall be paid in the manner and at the time provided in Article 2. Tenant shall not have an extension after the first renewal option.

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

Tenant shall give written notice to the Landlord not less than twelve (12) months before the last day of the initial term of the Lease of its election to extend the term or such renewal option shall be deemed waived.

                          ARTICLE 5. OPTION TO PURCHASE

        SECTION 5.1. For and in consideration of the sum of One Dollar ($1.00), receipt of which is hereby acknowledged, Landlord grants to Tenant the option to purchase ("Purchase Option") the Lease Premises for the lesser sum of $2,800,000.00 or 115% of Commercial Realty & Resources Corp.'s actual cost of construction of the Leased Premises as determined solely by Commercial Realty & Resources Corp. Tenant may exercise said option after the expiration of the third (3rd) year of the Lease Term but in no event later than the expiration of the fifth (5th) year of the Lease Term, TIME BEING OF THE ESSENCE FOR THIS REQUIREMENT, by giving written notice to Landlord as otherwise required in this Lease. Concurrent with the giving of such notice, Tenant shall deposit ten percent (10%) of the option price with Landlord to be held in escrow in an interest bearing account pending closing of title. Interest on such deposit shall follow the deposit. Closing shall occur no later than sixty (60) days after the exercise of the option, but in no event later than the expiration of the fifth (5th) year of the Lease Term, TIME BEING OF THE ESSENCE FOR THIS REQUIREMENT. In the event that Tenant fails to close title, then Landlord may elect to terminate this Purchase Option and retain the deposit, whereupon Tenant shall continue to be obligated under the terms of this Lease. In no event shall this Purchase Option be assigned to a third party, except to a subsidiary or affiliated corporate entity of Tenant. If Tenant fails to notify Landlord of its intention to purchase then Tenant shall have been deemed to have waived his rights to said Purchase Option. Any transferee of Landlord shall take any interest in the Leased Premises subject to this Purchase Option.

                             ARTICLE 6. CONSTRUCTION

        SECTION 6.1. Construction by Landlord: Landlord shall cause certain improvements to be constructed on the Leased Premises. The improvements shall include the construction of (i) a one-story 20,440 square foot office building and various site improvements relating to the foregoing, and (ii) and other improvements sometimes collectively referred to in this Lease as the "Improvements") with (a) finished ceiling heights of not less than 9'-6" except for lavatories, (b) height of the atrium to be approximately the height of the ceiling peak in the lobby of the Waterford building located at Monmouth Shores Corporate Park and (c) heights of ceilings in the atrium, lobby area, and two
(2) conference rooms (A & B) between main entrance and atrium shall not be less than twelve (12) feet. The Improvements shall be constructed in complete conformance with the provisions of the specifications set forth as Exhibit D attached hereto and made a part hereof by reference and with Exhibits A, B, & E. Landlord shall bear all costs incurred in the construction, including taxes, permit fees, professional services, and costs of utility lines and services whether located on or off the Premises. The plans and specifications contained in Exhibits A, B, C, & D are to be considered together, and all facilities, materials or work shown therein shall be furnished and provided by Landlord.

        SECTION 6.2. Liability and Risk During Construction. Landlord shall carry on the construction of the Improvements at its own risk until they are completed in accordance with the provisions of Exhibits A, B, C, & D. Tenant shall exercise no control over the construction.

       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        SECTION 6.3. Construction of the Improvements shall be deemed to have been completed when (i) the Improvements have been substantially completed in accordance with the plans and specifications shown on, or referred to in, Exhibits A, B, C, & D and all applicable requirements of governmental bodies having jurisdiction over the construction of the Improvements have been satisfied, (ii) all certificates of occupancy (however such certificates are designated) required for the lawful occupancy of the Improvements have been validly issued by the governmental authorities having jurisdiction and (iii) Landlord shall have given written notice thereof to the Tenant (the "Completion Requirements"). If the Completion Requirements are otherwise met but there are minor "punch-list" items that are not completed and that do not materially affect the Tenant's ability to use the Premises for their intended purpose, the Completion Requirements will be deemed to be met. The Landlord will complete all "punch-list" items within ninety (90) days after the Commencement Date.

        SECTION 6.4. The date upon which the notice given shall be the Commencement Date of this Lease, which Commencement Date shall be no earlier than December, 1997. Tenant shall not occupy or use the Premises or any of the Improvements prior to the Commencement Date without the express prior written consent of the Landlord, which consent shall not be unreasonably withheld provided that the Tenant (i) begins to pay Rent to the Landlord as of the effective date of such occupancy and/or use (which Rent may be in proportion to the amount of the Improvements to be occupied and/or used by the Tenant prior to the Commencement Date as shall be mutually agreed by the Landlord and the Tenant), (ii) shall be responsible for any and all governmental requirements for such occupancy and/or use prior to the Commencement Date at the Tenant's sole cost and expense and; furthermore, provided that the Tenant shall indemnify and hold the Landlord harmless from all liabilities, requirements, costs and expenses in connection therewith, and (iii) shall be obligated under all other provisions of this Lease except that the Term of this Lease shall not begin to run until the occurrence of the Commencement Date.

        SECTION 6.5. When the Leased Premises are sufficiently complete for Tenant to enter and perform the work to make the Leased Premises ready for occupancy, Landlord or Landlord's general contractor shall give notice to Tenant, and Tenant shall promptly begin the work that is necessary to open the Leased Premises for business. Tenant must meet the insurance requirements of
Article 10 before beginning any work. By entering the Leased Premises to begin work necessary to make the Leased Premises ready for occupancy, Tenant will not be deemed to have taken occupancy, provided that no business of Tenant shall be conducted .

        SECTION 6.6. If Tenant claims that Landlord has not complied with one or more of the construction requirements as of the date of occupancy, Tenant shall, within forty-five (45) days submit to Landlord a written list of the work Tenant claims has not been performed by Landlord, and Landlord shall have ninety (90) days thereafter to complete such work.

        SECTION 6.7. If there is a delay in the construction of the Leased Premises caused by circumstances beyond Landlord's control, including but not limited to labor disputes, fire, unusual delay in transportation, delays in material deliveries, adverse weather conditions not reasonably anticipated, unavoidable casualties or delay authorized by Tenant, that delay shall not be a breach of this Lease, and the time periods and Commencement Date set forth in this Lease shall be extended for a period of time equal to the period of delay, but not more than a total of ninety (90) days.

        SECTION 6.8. Landlord warrants to Tenant that all materials and equipment furnished under this Lease Agreement will be new, unless specifically agreed to in writing by Tenant, and that all Work will be of good quality, free from improper

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workmanship  and defective  materials and in  conformance  with the Final Plans.
Landlord agrees to correct all Work performed by it under this Lease Agreement which proves to be defective in material and workmanship within a period of one
(1) year from the date of issuance of the Temporary Certificate of Occupancy, or for such longer period of time as may be set forth with respect to specific
warranties,   such  as  the  roof  (e.g.,   ten  (10)  year  warranty)  and  the
air-conditioning compressors (e.g., four (4) year warranty).

        SECTION 6.9. Landlord will collect all written warranties and equipment manuals and assign them to the Tenant.

                ARTICLE 7. USE, MAINTENANCE, ALTERATIONS, REPAIRS

        SECTION 7.1. Except as otherwise set forth herein Tenant accepts the Premises without any representation or warranty, expressed or implied, in fact or by law, by Landlord and without recourse to Landlord as to the nature, condition, or usability thereof or the use or uses to which the Premises or any part thereof may be put.

        SECTION 7.2. Throughout the Term, Landlord shall not be required to furnish any services or facilities. nor to make any repairs, replacements, or alterations, in or to the Leased Premises, except as set forth herein. Tenant hereby assumes the full and sole responsibility for the condition, operation, maintenance and management of the entire Leased Premises.

        SECTION 7.3. The Leased Premises may be used for office, research and development purposes. Tenant's SIC Code #2834.

        SECTION 7.4. Tenant agrees to comply with the covenants, restrictions, rules and regulations of the Landlord governing the use and maintenance of the Monmouth Shores Corporate Park attached hereto and made a part hereof as Exhibits E-1 and E-2.

        SECTION 7.5.a. Notwithstanding the foregoing, Tenant shall not use or occupy, nor permit the Leased Premises to be used or occupied, nor do, suffer or permit anything to be done in or on the Leased Premises, in whole or in part, in a manner which would in any way:

              i. violate any certificate of occupancy affecting the Leased Premises;

             ii. make void or voidable any insurance then in force with respect to the Leased Premises or Monmouth Shores Corporate Park;

            iii. make it impossible to obtain fire or other insurance required to be furnished by Tenant hereunder;

             iv.  cause injury to all or any portion of the Leased Premises;

              v.  constitute a public or private nuisance; or

             vi. violate any present or future law, regulation or requirement of any governmental, public, or quasi-public authority at any time having jurisdiction of the Leased Premises.

        SECTION 7.5.b. Tenant shall, at its own cost and expense, comply with all: (i) requirements of law; (ii) laws, ordinances, orders, rules, requirements and regulations of all federal, state, municipal, and other public agencies, instrumentalities and authorities affecting the Leased Premises or having jurisdiction thereover; and (iii) requirements of

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the Fire  Insurance  Exchange or similar body,  and of any  liability  insurance company insuring Landlord against liability for accidents or on connected with the Leased Premises, including without limitation all laws, ordinance, orders, rules, and regulations which apply to the interior or exterior of the Leased Premises or the structural parts thereof, whether ordinary or extraordinary, foreseen or unforeseen.

        SECTION 7.5.c. Tenant may, however, with the prior written consent of Landlord (which consent shall not be unreasonably withheld if Tenant shall secure Landlord to its reasonable satisfaction against loss or damage), contest the validity of any such law, regulation or requirement and, pending the determination of such contest, may postpone compliance therewith if such postponement will not subject Landlord to any fine or penalty, nor to prosecution for a crime, nor cause the Premises or any part thereof to be condemned or to be subject to any type of lien whatsoever. Tenant shall indemnify and hold Landlord harmless against any recovery or loss to which Landlord may be subject or which Landlord may sustain, including without limitation reasonable attorney's fees and expense incurred by Landlord arising from or out of any breach of this covenant, or by reason of any action or proceedings which may be brought against Landlord or against the Premises, or any part thereof, by virtue of any such law, regulations or requirement. Tenant will remedy any violations of this covenant and will pay the cost of same.

        SECTION 7.6. Tenant shall, at it sole cost and expense, take good care of the Leased Premises and make all repairs necessary thereto in order to restore all buildings and improvements on the Leased Premises at least to the extent of their value, and as near as practicable to their original quality and character as in existence immediately prior to the occurrence necessitating the repair, whether interior or exterior, structural or non-structural, ordinary or extraordinary, and foreseen or unforeseen. Further, Tenant shall maintain and keep the Leased Premises, lawns, sidewalks, and curbs adjacent hereto in good repair and condition. Tenant shall also, at its sole cost and expense, keep all such sidewalks, driveways, and parking lots free and clear from rubbish, ice and snow and shall not encumber or instruct the same, nor allow the same to be encumbered or obstructed in any manner.

        SECTION 7.7. Only upon obtaining the prior written consent of Landlord, (which consent shall not be unreasonably withheld) and, if Landlord so desires, the prior written consent of any architect or engineer of Landlord's choice, Tenant may, at its sole cost and expense, make additions, alterations, and changes in and to the Leases Premises, provided that Tenant is not then in default in the performance of any of Tenant's covenants, obligations, duties, or agreements in this Lease. All erections, alterations, additions and improvements, whether temporary or permanent in character which may be made upon the Leased Premises by any person, except only the placement thereon of furniture, movable trade fixtures and movable machinery or equipment of Tenant, shall become the property of the Landlord, and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease without any compensation whatsoever to Tenant or to anyone else. If attached property is removed, Tenant agrees to restore the Leased Premises to its original condition.

                           ARTICLE 8. MECHANIC'S LIEN

        SECTION 8.1. Mechanic's Liens Prohibited. Tenant shall not suffer any mechanic's lien to be filed against the Leased Premises by reason of work, labor, services or materials, performed or furnished to Tenant or to anyone holding the Leased Premises, or any part thereof, through or under Tenant. If any mechanic's lien or any notice of intention to file a mechanic's lien shall at any time be filed against the Leased Premises, (unless the labor or materials were actually performed for or furnished to Landlord in connection with its obligations under this lease) Tenant shall at Tenant's cost, within

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twenty-one  (21) days after  knowledge or notice of the filing of any mechanic's lien cause the same to be removed or discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise.

        SECTION 8.2.  Landlord's  Remedy for Tenant's Breach.  With reference to
Section 8.1 preceding, if Tenant shall fail to remove or discharge any mechanic's lien or any notice of intention to file a mechanic's lien within the seven (7) days, then in addition to any other right or remedy of landlord, Landlord may, at its option, procure the removal or discharge of the same by payment or bond or otherwise. Any amount paid by Landlord for such purpose, together with all legal and other expenses of Landlord in procuring the removal or discharge of such lien or notice of intention shall be and become due and payable immediately by Tenant to Landlord.

      ARTICLE 9. INDEMNIFICATION OF LANDLORD; MUTUAL WAIVER OF SUBROGATION

        SECTION 9.1. Landlord shall not be responsible or liable for any damage or injury to any property or to any one or more persons at any time on or about the Leased Premises arising from any cause whatsoever except for those acts Landlord is directly responsible for under the terms and conditions of this Lease. Tenant shall not hold Landlord in any way responsible or liable therefore, and hereby releases and remises Landlord therefore. Tenant will indemnify and hold Landlord harmless from and against (i) any and all claims, liabilities, penalties, damages, expenses and judgments arising from injury to persons or property of any nature in or upon the Leased Premises and (ii) any and all of the foregoing arising from Tenant's occupation of, and its conduct of business upon, the Leased Premises and the street and sidewalks adjacent thereto. However, Tenant shall not hold Landlord harmless from claims arising from acts for which Landlord is responsible for under this lease.

        SECTION 9.2.a. Neither Tenant nor Landlord, nor their respective agents, employees or representatives shall be liable to the other for loss or damage covered by any insurance policy. The liability of Tenant to indemnify Landlord as set forth in Article 9 hereof shall not extend to any matter to the extent Landlord actually receives insurance proceeds therefore, provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, Tenant shall be liable for such excess.

        SECTION 9.2.b. All insurance polices required under this Lease shall contain waivers by properly endorsed amendments, if necessary, by the carriers of all subrogation rights as against Landlord and Tenant.

                       ARTICLE 10. INSURANCE REQUIREMENTS

        SECTION 10.1. During the Term, Tenant shall, at its sole cost and expense, and for the benefit of Landlord any and all mortgages of the Leased Premises, carry and maintain the following types of insurance in the amounts hereinafter specified:

        SECTION 10.1.a. fire and extended coverage insurance covering the Leased Premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage" so called, in an amount not less than one hundred percent (100%) of the full replacement cost of all improvements and building on the Leased Premises (as determined and specified by Landlord), without deduction or depreciation;

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        SECTION 10.1.b.  comprehensive  public  liability  insurance,  including property damage, insuring Landlord and Tenant against liability for injury or damage or persons or property occurring in or about the Lease Premises or arising out of the ownership, maintenance use or occupancy thereof. The liability under such insurance shall not be less than (i) $1,000,000.00 for any one person injured or killed, (ii) $1,000,000.00 for any one accident and (iii) $50,000.00 for personal property damage per accident.

        SECTION 10.1.c. boiler and pressure vessel insurance, including coverage of pipes; and

        SECTION 10.1.d. such other insurance, and in such amount, as may from time to time be required by Landlord against other insurable hazards which at the time are commonly insured against in the case of premises similarly situated to the Leased Premises, including without limitation flood hazard insurance, if the Leased Premises are located in a flood hazard area. These insurances will be requested by Landlord only if future requirements may necessitate additional insurance.

        SECTION 10.2. All policies of insurance (except liability insurance) carried or maintained hereunder shall provide by endorsement that any loss shall be payable to Landlord or Tenant, as their respective interests may appear. All such insurance shall be in form, and maintained with carriers, satisfactory to Landlord.

        SECTION 10.3. All policies of insurance carried or maintained hereunder shall contain an agreement by the insurer that each such policy shall not be canceled without at least thirty (30) days' prior written notice to Landlord.

        SECTION 10.4. By the 15th day of March of each year during the Term Tenant shall deliver to Landlord evidence of the above-mentioned insurance coverage satisfactory to Landlord. Upon Tenant's failure to comply in full with
Article 10, Landlord shall have the immediate right to: (i) obtain the aforesaid insurance coverage, (ii) pay the premiums therefore and (iii) add said premiums to the monthly installment of rent next due, which amount shall be paid by Tenant to Landlord in addition to said monthly installment of rent.

                        ARTICLE 11. DAMAGE OR DESTRUCTION

        SECTION 11.1. If, at any time during the Term, the buildings or improvements on the Leased Premises shall be wholly or partially damaged or destroyed by fire or other casualty (including any casualty for which insurance coverage was not obtained) of any nature whatsoever, regardless of where said damage or destruction resulted from an act of God, the fault of Tenant or from any other cause whatsoever, the Tenant shall promptly replace, repair and/or rebuild the damaged or destroyed buildings and improvements on the Leased Premises at least to the extent of the value, and as near as practicable to their original quality and character, of all such buildings and improvements as in existence immediately prior to the damage or destruction. Such rebuilding shall be made in accordance with plans and specifications therefore which shall first be submitted to, and approved in writing by, Landlord prior to commencement of any repair or rebuilding.

        SECTION 11.2.a. All insurance money collected by Landlord from any policy of insurance on account of such damage or destruction, less the cost, if any, incurred in connection with the adjustment of the loss and collection thereof (herein sometimes referred to as the "insurance proceeds"), shall be applied to the payment of the cost of the rebuilding. The insurance proceeds shall be paid out to or for the account of Tenant from time to time as such work progresses, upon Tenant's presentation to Landlord of valid bills or invoices for repair or reconstruction of the Leased Premises. All sums so paid to

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Tenant,  and any other  insurance  proceeds  received or collected by or for the account of Tenant (other than by way of reimbursement to Tenant for sums theretofore paid by Tenant), shall be held by Tenant in trust for the purpose of paying the cost of such reconstruction.

        SECTION 11.2.b. Upon Landlord's receipt of evidence reasonably satisfactory to it that the repair or reconstruction has been completed and paid for in full, and that there are no liens on the Premises as a result thereof, Landlord shall, pay to Tenant any remaining balance of said insurance proceeds. If the Insurance proceeds received by Landlord shall be insufficient to pay the entire cost of repair or reconstruction and Tenant has not purchased insurance in accordance with Article 9 then Tenant shall supply the amount of any such deficiency and shall apply such monies to the payment of the cost of repair or reconstruction as such becomes necessary for the prompt completion of the repairs or reconstruction, and before calling upon Landlord for the disbursement of any remaining insurance proceeds held by Landlord.

        SECTION 11.2.c. Under no circumstances shall Landlord be obligated to make any payment, disbursement or contribution towards the cost of the repair of the damage or destruction as described in Article 11.1., except to the extent of the insurance proceeds actually received by Landlord.

        SECTION 11.3. No provision of Article 11 shall be construed to entitle Tenant to any abatement, reduction, allowance against or suspension of rent for any reasons whatsoever, except that in the event Tenant and Landlord's insurance carriers agree that the property is so damaged that it cannot be repaired within ninety (90) days from the date of such joint determination, then Tenant shall thereafter be permitted to cancel this Lease.

                            ARTICLE 12. CONDEMNATION

        SECTION 12.1. If the entire Leased Premises shall be taken under the exercise of the power of eminent domain (or any similar governmental power in the nature thereof) by an competent governmental authority, this Lease shall terminate as of the date of such taking. In that event, all Rent reserved hereunder shall be apportioned as of the date of such taking and all prepaid rentals, if any, not theretofore applied towards the payment of accrued installments of rent in accordance with the provisions hereof shall be repaid promptly to Tenant.

        SECTION 12.2. If less than the entire Leased Premises shall be taken under the exercise of the power of eminent domain or any similar power, Tenant shall make such repairs and restorations as may be necessary to fully restore all remaining portion of the Leased Premises at least to the extent of their value, and as near as practicable to their original quality and character as in existence immediately prior to the taking. During the time such repairs or restorations are being made, Tenant shall only be required to pay that proportion of the aggregate Rent, costs and expenses reserved hereunder as the area of the portion of the Leased Premises remaining tenantable bears to the entire area of the Leased Premises prior to said taking. Upon completion of said restoration, the Rent reserved hereunder shall be reduced for the remainder of the Term and thereafter Tenant shall be required to pay that proportion of the Rent as the area of restored Leased Premises bears to the area of the entire Leased Premises prior to said taking, exclusive of non-material areas. Tenant shall use the entire award from such partial taking for any such restoration. Any of such proceeds received by Tenant shall be held in trust for the purpose of paying the cost of such restoration.

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        SECTION  12.3.  In the event of any  taking,  whether  total or partial,
Tenant shall have no claim in or to any award of damages for such taking, except to the extent that the proceeds of any partial taking must be used by Tenant for restoration of the Leased Premises. Tenant hereby expressly assigns any and all of its right, title and interest in and to all such awards to Landlord.

                ARTICLE 13. ASSIGNMENT, BANKRUPTCY, & SUBLETTING

        SECTION 13.1. Tenant shall not assign, mortgage, pledge, encumber or in any manner transfer this Lease or any portion hereof or any interest herein, nor sublease all or any portion of the Leased Premises, without the prior written consent of Landlord which shall not be unreasonably withheld.

        SECTION 13.2. In case of an assignment of this Lease or sub-letting of the Leased Premises by Tenant, the obligations of Tenant under this Lease as a primary obligor shall be unaffected and shall remain in full force and effect. Should this Lease be assigned or sublet, any rental in excess of the level Tenant would pay under the terms and conditions of this Lease shall be paid to the Tenant until such time as Tenant has recouped (i) Tenant's actual cost of any leasehold improvements in excess of allowances provided in this Lease, (ii) Tenant's actual cost to provide any additional leasehold improvement or allowances reasonably necessary to sublease or assign the space, and (iii) Tenant's actual cost of subletting or assigning the space, including but not limited to commissions and attorney's fees. Thereafter, all excess rental amounts shall belong to Landlord.

        SECTION 13.3. Anything contained herein to the contrary notwithstanding, Tenant may assign this Lease or sublet the Leased Premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) Tenant sends Landlord prior notice of the proposed assignment or subletting.

        SECTION 13.4. In the event of any voluntary or involuntary bankruptcy, arrangement, plans or reorganization, assignment for the benefit of creditors or other insolvency or related proceeding filed, instituted or conducted by, against or otherwise on behalf of Tenant, the leasehold created hereby shall not be assigned nor the Leased Premises sublet, nor shall either this leasehold or the Leased Premises be otherwise conveyed or transferred, in whole or in part, to any party unless it shall possess: (i) a minimum net worth of $1,000,000.00, calculated in accordance with generally accepted accounting principles, and (ii) minimum working capital of $500,000.00.

                         ARTICLE 14. DEFAULT PROVISIONS

        SECTION 14.1. The occurrence of any of the following events ("Events of Default") shall constitute a default under this Lease:

        SECTION 14.1.a. Tenant fails to make lawful and timely payment of any installment of Fixed or Additional Rent or any other sum payable by Tenant to Landlord or to any other person, firm, entity, or governmental body, agency, or organization whatsoever, and such failure continues for a period of thirty (30) days, after written notice of default delivered by Landlord;

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        SECTION 14.1.b. Tenant fails to perform or observe any covenant, term or condition of this Lease to be performed or observed by Tenant other than defaults covered by subparagraph (a) hereof and such failure continues for a period of ten (10) days, after receipt by Tenant of written notice of same, unless Tenant has made a good faith effort to remedy the default and said default cannot be remedied within the said ten (10) day period;

        SECTION 14.1.c. Tenant ceases to do business as a going concern or files any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including without limitation a petition or reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors;

        SECTION 14.1.d. (i) A receiver, trustee, conservator or liquidator is appointed for Tenant of all or a substantial portion of its assets, and the underlying proceeding is not discharged within thirty (30) days after the commencement thereof, (ii) this Lease, the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, except for this provision, pass to any person, firm or corporation other than Tenant, or (iii) Tenant shall be adjudicated bankrupt or insolvent or in need of any relief provided to debtors by any court; or

        SECTION 14.1.e. Tenant shall cause or permit the Leased Premises to become vacant or abandoned for any period of time whatsoever unless otherwise consented to by Landlord which shall not be unreasonably withheld.

        SECTION 14.1.f. Tenant fails to conform to the terms, conditions, restrictions, expenses and responsibilities associated with the Protective Covenants as set forth in Exhibit E-1 herein and the Maintenance Plan set forth in Exhibit E-2 herein.

                         ARTICLE 15. LANDLORD'S REMEDIES

        Upon the occurrence of an Event of Default which is not cured within the period set forth in Article 14 hereof, Landlord may exercise any one or more of the following remedies:

        SECTION 15.1.a. Landlord may give Tenant a notice (the "Termination Notice") of its intention to terminate this Lease specifying a date not less than five (5) days thereafter, upon which date this Lease, the Term and estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (1) Landlord may institute dispossess proceedings for non-payment of rent, distraint or other proceedings to enforce the payment of rent without giving the Termination Notice.

        SECTION 15.1.b. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Leased Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise and may have, hold and enjoy the Leased Premises and the right to receive all rental and other income of and from the same.

        SECTION 15.2. Landlord may, at Landlord's sole option (without imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (i) re-enter the Leased Premises as Tenant's agent or for any occupant of the Leased Premises under Tenant, or for its own account or otherwise, (ii) relet the same for any term, (iii) remodel the same if necessary or desirable for such reletting purposes and (iv) receive and apply the rent so received to pay all fees and expenses incurred by Landlord

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as a result of such Event of Default,  including  without  limitation  any legal fees and expenses arising therefrom, the cost of re-entry, repair, remodeling and reletting and the payment of the Rent and other charges due hereunder. No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease.

        SECTION 15.3. Regardless of whether Landlord enters or re-enters by summary proceedings, termination or otherwise, Tenant will pay Landlord, and be liable to Landlord for, the full amount of all Fixed and Additional Rent and other charges then due or thereafter to become due to Landlord hereunder, subject to Landlord's obligation to attempt to mitigate such Fixed and Additional Rent and other charges then due or thereafter to become due to Landlord hereunder. Tenant shall not be liable to the extent Landlord can find another tenant to lease the premises under the terms and conditions contained herein.

        SECTION 15.4. Tenant shall be liable for all costs, charges and expenses, including without limitation, attorney's fees and disbursements, incurred by Landlord by reason of the occurrence of any Event of Default or the exercise of the Landlord's remedies with respect thereto.

        SECTION 15.5. Tenant, for itself and on behalf of any and all persons claiming through or under it, including without limitation creditors of every kind, hereby waives and surrenders all rights and privileges which they or any of them may have under or by reason of any present or future law to redeem the Leased Premises, or to have a continuance of this Lease for the remainder of the Term, after being dispossessed or ejected therefrom by process of law or after the termination of this Lease as herein provided.

              ARTICLE 16. LANDLORD'S RIGHT TO PERFORM - CUMULATIVE
                      REMEDIES - WAIVERS - ATTORNEY'S FEES

        SECTION 16.1. If the Tenant shall fail to pay any taxes or make any other payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may, without being under any obligation to do so and without thereby waiving such default, make such payment and/or remedy such other default for the account and at the sole expense of Tenant. Tenant shall pay to Landlord, on demand, the amount of all sums so paid and all expenses from the date of payment by Landlord until payment in full at the rate of ten percent (10%) per annum.

        SECTION 16.2. Landlord may restrain any breach or threatened breach of any covenant, agreement, term, provision or condition herein contained. However, the mention herein of any particular remedy shall not preclude the Landlord from any other remedy it may have, either at law or in equity. The failure of Landlord to insist upon the strict performance of any one of the terms of this Lease, or to exercise any right, remedy or election herein contained or permitted by law, shall not constitute or be construed as a waiver or relinquishment for the future of such term, right, remedy or election, but the same shall continue and remain in full force and effect. Any rights and remedies of Landlord, whether created hereunder or existing at law, in equity or otherwise upon breach by Tenant of any covenant contained in this Lease, shall be distinct, separate and cumulative rights or remedies, and not one of them, whether exercised by Landlord or not, shall be deemed to have been waived by Landlord unless such waiver is in writing, signed by Landlord or its agent duly authorized in writing. Receipt or acceptance of Fixed or Additional Rent by Landlord shall not be deemed a waiver of any default under this Lease, nor of any right which Landlord may be entitled to exercise under this Lease.

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        SECTION 16.3. In the event of any default by Tenant under this Lease, Landlord shall be entitled, in addition to any other rights and remedies hereunder, to the reimbursement by Tenant of attorney's fees incurred by Landlord in the exercise of its rights and remedies.

           ARTICLE 17. QUIET ENJOYMENT TRANSFER OF LANDLORD'S INTEREST

        SECTION 17.1. Landlord covenants that if and for so long as Tenant keeps and performs each and every covenant herein required to be kept and performed by it, Tenant shall peacefully and quietly enjoy the Leased Premises without hindrance or molestation by Landlord, subject to the covenants, agreements, terms, provisions and conditions of this Lease.

        SECTION 17.2. The term "Landlord" as used in this Lease, means only the owner for the time being of the Leased Premises, and in the event of a sale, assignment or transfer by such owner of its interest in all or any portion of the Leased Premises and upon sixty (60) days written notice to Tenant before such sale, assignment, or transfer, such owner shall thereupon be released and discharged from all covenants and obligations of Landlord thereafter accruing with respect to the portion of the Leased Premises so transferred. Such covenants and obligations shall be binding upon each new Landlord.

       ARTICLE 18. LANDLORD'S RIGHT TO SHOW PREMISES; EXPIRATION OF LEASE

        SECTION 18.1. Landlord shall have the right to show the Leased Premises during normal business hours, with advance notice to Tenant so as not to interfere with the normal operation of Tenant's business. Landlord shall have the right to show the Leased Premises at any time during the Term to any prospective purchaser of the same, and may enter upon the Leased Premises or any portion thereof, for the purpose of ascertaining the condition thereof, and whether Tenant is observing and performing the obligations imposed upon it under this Lease, all without hindrance or molestation from Tenant, except that a representative of Tenant shall accompany Landlord and/or Landlord's agents at all times that they are in the building on the Leased Premises. In the event Tenant fails to make repairs or perform work required of Tenant hereunder, Landlord shall have the right to enter upon the Leased Premises for the purpose of making such repairs or performing such work, in which event Tenant shall pay, as Additional Rent upon demand therefore, the cost to Landlord of such repairs and/or such work, together with interest on such sums from the date of payment by Landlord until payment in full by Tenant at the rate of ten percent (10%) per annum. The above-mentioned rights of entry shall be exercisable at reasonable times, at reasonable hours and on reasonable notice. However, nothing contained herein shall impose or imply any duty on the part of Landlord at any time to inspect the Leased Premises, make any such repairs or perform any such work.

        SECTION 18.2. Upon the expiration of the Term or the sooner termination thereof as provided in this Lease:

        SECTION 18.2.A. Tenant shall peaceably and quietly leave and yield up unto Landlord the entire Leased Premises free of occupants and all personal property. Any removable property of Tenant which shall remain in or upon the Leased Premises after the expiration of the Term or sooner termination thereof and the removal of Tenant from the Leased Premises may, at the option of Landlord, be deemed to have been abandoned, and may be either retained by Landlord as its property, or disposed of in such manner as Landlord may in its sole discretion deem appropriate; and

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        SECTION 18.2.b. If Tenant shall remain in the Leased Premises without having executed and delivered a new lease with Landlord such holding over shall not constitute a renewal or extension of this Lease. Landlord may, at its sole option, elect to: (i) treat Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against Tenant provided for by law or under this Lease regarding such situation; or (ii) construe such holding over as a tenancy from month to month, subject to all terms and conditions of this Lease, except the duration thereof. In that event, Tenant shall pay monthly rent in advance at fifty percent (50%) above the rate provided herein for the last month of the Term.

                   ARTICLE 19. SUBORDINATION; NON-DISTURBANCE

        SECTION 19.1. This Lease shall be subject and subordinate at all times to the lien of any and all mortgages hereafter on the Leased Premises, and to all advances hereafter made under any one or more such mortgages. Landlord represents that as of the date of the execution of this Lease, there is no mortgage on the Leased Premises. The aforesaid provisions shall be self-operative and no further instrument shall be required to subordinate this Lease to any such mortgage or mortgages. However, Tenant will execute and deliver such further instrument or instruments evidencing said subordination as may be desired by Landlord or any mortgagee or proposed mortgagee. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument or instruments for Tenant.

        SECTION 19.2. Notwithstanding the foregoing, Landlord hereby covenants that any mortgage hereinafter given on the Leased Premises ("mortgage") shall contain a "non-disturbance" clause, so called, providing that for so long as Tenant complies in full with all terms and conditions of this Lease, Tenant's possession, occupation and use of the Leased Premises hereunder shall not be disturbed or interfered with due to any non-compliance or default of Landlord under any mortgage.

        SECTION 19.3. In the event any mortgagee prevails in a foreclosure action regarding the Leased Premises, Tenant agrees to attorn to such mortgagee as Landlord hereunder. If the mortgagee shall so request, Tenant will promptly execute a written attornment agreement.

                        ARTICLE 20. ESTOPPEL CERTIFICATE

        SECTION 20.1. Within ten (10) days after either party hereto shall have requested the same, the other party shall deliver a certificate to it, certifying to the best of its knowledge that:

        (a) this Lease has not been supplemented, amended or modified in any respect, or specifying the manner in which it has been supplemented, amended or modified;

        (b) this Lease is in full force and effect, or if it is alleged that this Lease is not in full force and effect, specifying the reasons therefore;

        (c) there exists no default under this Lease, nor any event which, with the giving of notice or lapse of time, or both, would become a default under this Lease, or, if there exists such default or event, specifying the nature and extent of the same; and

        (d) there are no defenses, set-offs, recoupments, counterclaims or claims of any nature whatsoever by or on behalf of Tenant against Landlord with respect to this Lease.

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

                          ARTICLE 21. SHORT FORM LEASE

        SECTION 21.1. Landlord and Tenant shall, each on request of the other, execute a short form lease or memorandum of lease and/or purchase option in proper form for recording, the cost and expense thereof to be paid by the party requesting same. The Lease itself shall not be recorded. In addition, Tenant shall deposit in escrow with Landlord's attorney undated but duly executed releases of such memoranda, which Landlord's attorney may file upon any event of default in this Lease (and/or the Purchase Option).

                             ARTICLE 22. LATE CHARGE

        SECTION 22.1. At Landlord's option, Tenant shall pay a "late charge" of five percent (5%) of any installment of rental (or any such other charge or payment as may be considered additional rent under this Lease Agreement) when paid more than ten (10) days after the due date thereof, to cover the extra expenses involved in handling delinquent payments and such amounts shall bear interest at the rate of one and one-half (1 1/2%) per month. Should Landlord exercise this provision, it shall be without preclusion of any other remedies for non-payment of rent.

                   ARTICLE 23. ADVANCE RENT; SECURITY DEPOSIT

        SECTION 23.1. Simultaneously herewith, Tenant has deposited with Landlord an Irrevocable Letter of Credit in the sum of One Hundred Fifty Thousand Dollars ($150,000.00) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. At the end of the fifth (5th) year of this Lease, this sum shall be reduced to Seventy-Five Thousand Dollars ($75,000.00). It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of the Lease, including without limitation, the payment of Fixed or Additional Rent, Landlord may use, apply or retain all or any portion of the security so deposited, to the extent so required for the payment of any Fixed and/or Additional Rent and all other sums as to which Tenant is in default, and for all sums which Landlord has expended or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, and conditions of the Lease, including without limitation of all damages and deficiencies arising from the reletting of the Leased Premises, whether such damages or deficiencies arose before, during or after summary proceedings or other re-entry by Landlord or otherwise.

        SECTION 23.2. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant upon the expiration of the Term, and after delivery of entire possession of the Leased Premises to Landlord pursuant to the terms of this Lease.

        SECTION 23.3. In the event of a sale, assignment of transfer of Landlord's interest in the Leased Premises, Landlord shall have the right to deliver the security to the transferee of the Leased Premises, and Landlord shall thereupon be released by Tenant from all liability for the return of such security. Tenant agrees in such event to look solely to the new Landlord for the return of said security.

        SECTION 23.4. Tenant further covenants that it will not assign or encumber the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

                        ARTICLE 24. BROKERAGE COMMISSION

        SECTION 24.1. The Landlord has entered into a separate brokerage commission agreement with BLACK & COMPANY. Each party warrants and represents to the other that no brokerage commission is due to any person, firm or entity with respect to this Lease of the Premises except as set forth above and each party agrees to indemnify and hold the other party harmless with respect to any judgment, damages, legal fees, court costs and any and all liabilities of any nature whatsoever arising from a breach of said representation.

                 ARTICLE 25. LIMITATION ON LANDLORD'S LIABILITY

        SECTION 25.1. If Landlord or any successor(s) in interest or assignee(s) shall be an individual, joint venture, tenancy in common, firm or partnership, general or limited, or a trust, it is specifically understood and agreed that there shall be no personal liability upon such individual or the members of the joint venture, tenancy in common, firm or partnership, or the trustee(s) under such trust or the beneficiaries thereunder, or upon such joint venture, tenancy in common, firm or partnership, general or limited or trust. It is specifically understood and agreed that there shall be no personal liability upon such individual or the members of the joint venture, tenancy in common, firm or partnership, or the trustee(s) under such trust or the beneficiaries thereunder, or upon such joint venture, tenancy in common, firm, partnership or trust, in respect to any of the covenants or conditions of this Lease. Tenant shall look first to Landlord's equity in the Leased Premises for the satisfaction of the remedies of Tenant in the event of a breach by Landlord of any of the terms, covenants and conditions of the Lease to be performed by Landlord but in the absence of any such equity in the Leased Premises, Landlord's liability shall not exceed the sum of Two Hundred and Fifty Thousand Dollars ($250,000.00). Thereafter, Tenant shall be entitled to a set-off against Fixed Rent, Additional Rent, and credit for any security deposit held by Landlord hereunder.

                       ARTICLE 26. SUCCESSORS AND ASSIGNS

        SECTION 26.1. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

                               ARTICLE 27. NOTICES

        SECTION 27.1. All notices and other communications hereunder shall be sent by certified mail, return receipt requested, and shall be deemed to have been duly given when sent in the foregoing manner to the parties at their respective addresses as set forth above, or to such other address as either party shall notify the other by notice under this Article.

                            ARTICLE 28. GOVERNING LAW

        SECTION 28.1. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

                            ARTICLE 29. MODIFICATION

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        SECTION 29.1. Any modification or amendment of this Lease shall be effective only if in writing, and executed by each party hereto.

                              ARTICLE 30. NO WAIVER

        SECTION 30.1. No term of this Lease shall be deemed to have been waived by either party unless such waiver is in writing; signed by the Landlord or its agent duly authorized in writing.

                              ARTICLE 31. CAPTIONS

        SECTION 31.1. The Article captions contained in this Lease are for convenience only and do not define, limit, or construe the contents of the Articles.

                                ARTICLE 32. SIGNS

        SECTION 32.1. Tenant shall not place, install or maintain any sign upon or outside the Leased Premises or on the building until approved by Landlord which shall not be unreasonably withheld. Any such signs or logo must conform to all applicable rules, regulations, codes and directives of governmental agencies having jurisdiction. Tenant shall be solely responsible for the purchase, maintenance and repairs respecting its signs.

        SECTION 32.2. Landlord agrees, subject to approval by the Township of Wall and applicable zoning regulations, that Tenant may install a sign that will consist of the following: A brick-faced base that will match the finish of the building and on the face of which will be the Tenant's corporate name in chrome channel letters, and on top of which will be located a clear pyramid, approximately four feet (4') square at the base, within which will be suspended the Tenant's corporate logo. The pyramid and base will be externally illuminated.

                              ARTICLE 33. PRONOUNS

        SECTION 33.1. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, as the sense requires.

        SECTION 33.2. If any provision of this Lease, or the application of any provision is invalid, the remainder of this Lease shall not be affected.

                         ARTICLE 34. ACCESS TO PREMISES

        SECTION 34.1. Landlord shall have the right to enter the Leased Premises at reasonable times to make inspections and to make repairs, additions, alterations, or improvements to the Leased Premises, the building in which the Leased Premises are located or any property owned or controlled by Landlord within the building, except that a representative of Tenant shall accompany Landlord and/or Landlord's agents at all times that they are in the building on the Leased Premises. Any such entry by Landlord shall not unreasonably interfere with Tenant's use and occupancy of the Leased Premises

                            ARTICLE 35. COUNTERPARTS

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        SECTION 35.1. This Lease may be executed in several counterparts, each of which shall be deemed to be an original copy, and all of which taken together shall constitute one agreement binding on all parties hereto, notwithstanding that the parties shall not have signed the same counterpart.

                           ARTICLE 36. ISRA COMPLIANCE

        SECTION 36.1. Tenant shall, when and as appropriate and necessary, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et. seq., the regulations promulgated thereunder and any successor legislation and regulations ("ISRA") regarding the Leased Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Industrial Site Evaluation or its successor ("Element") of the New Jersey Department of Environmental Protection and Energy or its successor ("NJDEPE").

        SECTION 36.2. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Leased Premises pursuant to ISRA, triggered by Tenant.

        SECTION 36.3. Provided this Lease is not previously canceled or terminated by either party or by operation of law, Tenant shall commence its submission to the Element in anticipation of the end of the Lease Term no later than one (1) year prior to the expiration of the Term or any renewal term, as Tenant shall promptly furnish to Landlord true and complete copies of all documents, submissions, correspondence and oral or written communications provided by Tenant to the Element, and all documents, reports, directives, correspondence and oral or written communications by the Element to Tenant. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results and reports obtained and prepared from samples and tests taken at and around the Leased Premises. Tenant shall notify Landlord in advance of all meetings scheduled between Tenant and NJDEPE, and Landlord may attend all such meetings.

        SECTION 36.4. Should the Element or any other division of NJDEPE determine that a cleanup plan be prepared and that a cleanup be undertaken because of a spill or discharge of a hazardous substance or waste at the Leased Premises which occurred during the Term of the Lease as a result of Tenant's operations or in connection with Tenant's occupancy, Tenant shall, at Tenant's own expense, promptly prepare and submit the required plans and financial assurances and shall promptly carry out the approved plans.

        SECTION 36.5. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or NJDEPE for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or NJDEPE.

        SECTION 36.6. Should Tenant's operations at the Leased Premises be outside of those industrial operations covered by ISRA, Tenant shall, at Tenant's own expense, obtain a letter of non-applicability or de minimis quantity exemption from the Element prior to termination of the Term and shall promptly provide Tenant's submission and the Element's exemption letter to Landlord.

        SECTION 36.7. If Tenant fails to obtain either: (i) a non-applicability letter; (ii) a de minimis quantity exemption; (iii) a negative declaration; or
(iv) final approval of cleanup; (collectively referred to as "ISRA Clearance") from the Element; or fails to clean up the Leased Premises pursuant to Section
36.4 above; prior to the expiration or earlier

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

termination of the Lease Term, or renewal term as applicable, then upon the expiration or earlier termination of the Lease Term, Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the Leased Premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance and to fulfill the obligations set forth in Section 36.4 above. If Landlord treats Tenant as a holdover tenant in possession of the Leased Premises, then Tenant shall monthly pay to Landlord one and one-half (1-1/2) the Annual Base Rental and Additional Rent which Tenant would otherwise have paid, until such time as Tenant obtains ISRA Clearance and fulfills its obligations under Section 36.4 above, and during the holdover period all of the terms of this Lease shall remain in full force and effect.

        SECTION 36.8. Tenant's use of the Leased Premises shall be restricted to the use set forth in the "Use" Section of this Lease unless Tenant obtains Landlord's prior written consent to any change in use of the Leased Premises. Upon demand of Landlord but in no event later than one (1) year prior to the expiration of the Term hereunder, Tenant shall supply to Landlord an affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's S.I.C. numbers and a detailed description of the operations and processes Tenant will undertake at the Leased Premises, organized in the form of a narrative report including a description and quantification of hazardous substances and wastes to be generated, manufactured, refined, transported, treated, stored, handled or disposed of at the Leased Premises. Following commencement of the Lease Term, Tenant shall notify Landlord by way of Officer's Affidavit as to any changes in Tenant's operation, S.I.C. number or use of generation of hazardous substances and wastes, by way of a supplemental Officer's Affidavit. Tenant shall also supplement and update Officer's Affidavit upon each anniversary of the Commencement of the Lease Term. Tenant shall not commence or alter any operations at the Leased Premises prior to (i) obtaining all required operating and discharge permits or approvals, including but not limited to air pollution control permits and pollution discharge elimination system permits from NJDEPE, from all governmental or public authorities having jurisdiction over Tenant's operations or the Premises, and (ii) providing copies of permits or approvals to Landlord.

        SECTION 36.9. Tenant shall permit Landlord and Landlord's agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to the Leased Premises for the purposes of environmental inspections and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Tenant shall not restrict access to any part of the Premises, and Tenant shall not impose any conditions to access, except that a representative of Tenant shall accompany Landlord's agents at all times that they are in the building on the Leased Premises. In the event that Landlord's environmental inspection shall include sampling and testing of the Leased Premises, Landlord shall use its best efforts to avoid interfering with Tenant's use of the Leased Premises, and upon completion of sampling and testing shall repair and restore the affected areas of the Leased Premises from any damage caused by the sampling and testing.

        SECTION 36.10. Tenant shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises arising during the Term of this Lease as a result of Tenant's operations or in connection with Tenant's occupancy hereunder. Additionally, Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages and costs, foreseen or
unforeseen,   including  without  limitation  counsel,   engineering  and  other
professional or expert fees, which Landlord may incur by reason of Tenant's action or non-action with regard to Tenant's obligations under this Section
36.10.  Similarly,

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

Landlord shall indemnify Tenant from all fines, suits, procedures, claims and actions of any kind arising out of occurrences preceding the Commencement Date of this Lease.

        SECTION 36.11. This Article 36 shall survive the expiration or earlier termination of this Lease. Tenant's failure to abide by the terms of this
Article 36 shall be restrainable by injunction.

        SECTION 36.12. Tenant shall promptly supply Landlord with copies of all notices, reports, correspondence and submissions made by Tenant (as provided herein) to EPA, NJDEPE, the United States Occupational Safety and Health Administration or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances pursuant to laws including but not limited to the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. and the regulations promulgated thereunder, (the "Spill Act"), the Worker and Community Right to Know Act, N.J.S.A. 34:5A-1 et seq. and the regulations promulgated thereunder, the Hazardous Substance Discharge-Reports and Notices thereunder, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and the regulations promulgated thereunder, and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. and the regulations promulgated thereunder, in connection with the Leased Premises.

        SECTION 36.13. Tenant shall promptly notify Landlord as to any liens threatened or attached against the Leased Premises or the parcel on which they are located pursuant to the Spill Act or any other environmental law. In the event that such a lien is filed against the said Leased Premises, then Tenant shall, within thirty (30) days from the date that the lien is placed against the said Leased Premises, and at any rate prior to the date any governmental authority commences proceedings to sell the said Premises pursuant to the lien, either (a) pay the claim and remove the lien from the said Leased Premises; or
(b) furnish either (i) a bond satisfactory to Landlord in the amount of the claim out of which the lien arises, or (ii) a cash deposit in the amount of the claim out of which the lien arises, or (iii) other security satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

        SECTION 36.14. As a condition precedent to Tenant's right to sublease the Leased Premises or to assign this Lease, Tenant shall, if appropriate and necessary and at Tenant's own expense, first comply with ISRA and fulfill all of Tenant's environmental obligations under this Lease which also arise upon termination of Tenant's Lease Term. If this condition shall not be satisfied, then Landlord shall have the right to withhold consent to sublease or assignment.

                             ARTICLE 37. LATE CHARGE

        SECTION 37.1. Tenant shall pay a "Late Charge" of five percent (5%) on any installment of rental (or any such other charge on payment as may be considered additional rental under this Lease Agreement) when paid more than ten
(10) days after the due date thereof, to cover the extra expense involved in handling delinquent payments. If installments of rental are or become overdue in excess of thirty (30) days, such amounts shall bear interest at the rate of one and one-half percent (1 1/2%) per month.

                            ARTICLE 38. AIR AND LIGHT

        SECTION 38.1. This Lease does not grant any rights to light and air.

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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

                    ARTICLE 39. NOTICE OF FIRE AND ACCIDENTS

        SECTION 39.1. Tenant shall give Landlord notice in case of fire or accident on the Premises, or, if involving Tenant, its servants, agents, employees, invitees or licensees, in the Building or on the Real Property, no later than one (1) day after same, excluding Saturdays, Sundays and legal holidays. Additionally, Tenant shall make a representative available to Landlord for emergency access to the building and Leased Premises twenty-four (24) hours per day, seven (7) days per week during the term of this Lease.

                       ARTICLE 40. EASEMENTS FOR UTILITIES

        SECTION 40.1. Landlord or its designee shall have the right to erect, use, maintain and repair, pipes, cables, conduits, plumbing, vents and wires in, to and through the Leased Premises to the extent necessary for the use, operation and maintenance of the Leased Premises, or the building or any portion of the parking area. Landlord's rights under this Article shall be exercised in such a manner as to avoid unreasonable interference with Tenant's occupancy of the Leased Premises.

                       ARTICLE 41. CONSENTS AND APPROVALS

        SECTION 41.1. Where any provision of this Lease requires the Landlord's consent or approval, Landlord shall not unreasonably delay any consent or approval.

                        ARTICLE 42. END OF TERM HOLDOVER

        SECTION 42.1. Upon the expiration or other termination of the Term of this Lease, Tenant shall surrender to Landlord the Leased Premises, with all improvements in good order except for reasonable wear and tear and damage by the elements. If the last day of the Term of this Lease falls on a Sunday, or legal holiday, this Lease shall expire on the business day immediately following. Tenant shall remove any of its property. Any property not removed at the expiration of this Lease shall be deemed to have been abandoned by Tenant and may be retained or disposed of by Landlord at Tenant's expense.

                        ARTICLE 43. ENTIRE UNDERSTANDING

        SECTION 43.1. This Lease contains the entire agreement of the parties concerning the Leased Premises. Any prior oral or written statements or representations are invalid unless they are contained in this instrument. This Lease may not be modified in any way, except by a writing executed by both
Landlord and Tenant. This agreement shall not be binding until it has been executed and delivered by Landlord and Tenant.

                              ARTICLE 44. EXHIBITS

        SECTION 44.1.  The following exhibits are attached:

          EXHIBIT A            Survey, Site Plan, & Floor Plan
          EXHIBIT B            Cursory Specifications
          EXHIBIT C            Final Plans & Specifications
          EXHIBIT D            Proposal Dated December 23, 1996
          EXHIBIT E-1          MSCP Protective Covenants
          EXHIBIT E-2          MSCP Maintenance Plan

                                       25



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       COMMERCIAL REALTY & RESOURCES AND ALGOS PHARMACEUTICAL CORPORATION
                                LEASE AGREEMENT

        IN WITNESS WHEREOF, the parties hereto have set their hands and seals on the date first written above.

ATTEST:                            COMMERCIAL REALTY &
                                   RESOURCES CORP. (Landlord)

SIGNATURE:  /s/Brian Fitzpatrick
PRINTED NAME:  Brian Fitzpatrick
TITLE:  Asst. Secretary
DATE:  3/31/97

                                   SIGNATURE: /s/John Lishak
                                   PRINTED NAME: John Lishak
                                   TITLE: President
                                   DATE:  3/27/97

ATTEST:                            ALGOS PHARMACEUTICAL
                                   CORPORATION (Tenant)

SIGNATURE:  /s/James R. Ledley
PRINTED NAME:  James R. Ledley
TITLE:  Assistant Secretary
DATE:  4/25/97

                                   SIGNATURE: /s/John W. Lyle
                                   PRINTED NAME: John W. Lyle
                                   TITLE: President
                                   DATE:  3/14/97



                                       26


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